SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 20, 2012, FirstCity Financial Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hotspurs Holdings LLC, a Delaware limited liability company (“Parent”), and Hotspurs Acquisition Corporation, a Delaware corporation (“Merger Subsidiary”).  Parent and Merger Subsidiary are affiliates of investment funds managed by Värde Partners, Inc. (“Värde”), an alternative investment fund manager.   The Merger Agreement provides that, subject to the terms and conditions thereof, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”).  The Merger Agreement was negotiated on behalf of the Company by the strategic review committee (the “SRC”) of the Board of Directors of the Company (the “Board”) consisting of independent directors, with the assistance of legal and financial advisors.  Based on the recommendation of the SRC, the full Board reviewed and unanimously approved the Merger Agreement and the transactions contemplated thereby on December 20, 2012.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (other than (i) shares held by the Company, Parent or their respective wholly-owned subsidiaries and (ii) shares held by stockholders who properly exercise and perfect their appraisal rights) will cease to be outstanding and will be converted into the right to receive $10.00 in cash, without interest (the “Merger Consideration”) on the terms and subject to the conditions set forth in the Merger Agreement.  In addition, pursuant to the Merger Agreement, (i) each option to acquire shares of common stock of the Company that is not fully exercisable as of the date of the Merger Agreement will automatically become fully vested and exercisable immediately prior to the effective time of the Merger and, at the effective time of the Merger, will be converted into the right to receive an amount in cash, without interest, equal to (A) the excess, if any, of the Merger Consideration over the per share exercise price of such stock option multiplied by (B) the aggregate number of shares into which such stock option was exercisable immediately prior to the effective time of the Merger and (ii) each issued and outstanding share of restricted common stock will vest in full immediately prior to the effective time of the Merger and, at the effective time of the Merger, will be converted into the right to receive the Merger Consideration, without interest, on the terms and subject to the conditions set forth in the Merger Agreement.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) regarding the conduct of the business of the Company and its subsidiaries prior to the consummation of the Merger, (ii) not to solicit, initiate, knowingly facilitate or knowingly encourage any acquisition proposals (other than those related to the Merger Agreement or the Merger) or, subject to certain exceptions, participate in discussions or negotiations regarding, or furnish any non-public information relating to, acquisition proposals (other than the transactions contemplated by the Merger Agreement or the Merger) or (iii) subject to certain exceptions, not to withdraw or modify in a manner adverse to Parent or Merger Subsidiary, the recommendation of the Board that the Company’s stockholders adopt and approve the Merger Agreement.  In the event that the Company receives an acquisition proposal that the Board determines is superior to the Merger, Parent will have an opportunity to match the terms of such acquisition proposal, subject to certain requirements.

Consummation of the Merger is subject to various customary conditions, including (i) the approval and adoption of the Merger Agreement by the holders of at least a majority of the issued and outstanding shares of the Company’s common stock, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of any applicable law or governmental order prohibiting or restraining the consummation of the Merger and (iv) the accuracy of certain representations and warranties of the parties and compliance by the parties with their respective covenants or obligations under the Merger Agreement (subject to customary materiality qualifiers).  In addition, Parent’s and Merger Subsidiary’s obligation to consummate the Merger is further conditioned upon the absence of a Company Material Adverse Effect (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the Merger Agreement if the Merger is not consummated on or prior to July 31, 2013, and of the Company to terminate the Merger Agreement to accept a “Superior Proposal” as defined in the Merger Agreement.  Upon the termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $2.0 million and reimburse Parent and Merger Subsidiary up to a maximum of $1.0 million of expenses.  Upon the termination of the Merger Agreement by the Company upon other specified conditions, Parent will be required to pay the Company a termination fee of $5.0 million and reimburse the Company up to a maximum of $1.0 million of expenses.  Additionally, as an alternative to the receipt of the termination fee, the Company may seek specific performance of Parent’s obligations under the Merger Agreement, as well as specific performance of the Equity Commitment Letter (as described below), under certain circumstances.

The representations, warranties and covenants of the Company set forth in the Merger Agreement (i) were made solely for purposes of the Merger Agreement, (ii) may be subject to important exceptions, qualifications, limitations and supplemental information agreed upon by the contracting parties, (iii) subject to the terms and conditions of the Merger Agreement, will not survive the closing of the Merger, (iv) are subject to materiality standards which may differ from what may be viewed as material to investors and (v) were made only as of the date of the Merger Agreement or such other date as specified in the Merger Agreement.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the Company or its business.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof in the Merger Agreement as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

Equity Commitment Letter

On December 20, 2012, Parent obtained certain equity financing commitments in an equity commitment letter (the “Equity Commitment Letter”) for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses.  Pursuant to the Equity Commitment Letter, investment funds affiliated with Värde (the “Värde Funds”) committed to purchase, on or prior to closing, an aggregate of approximately $107.1 million in equity from Parent on the terms and subject to the conditions of the Equity Commitment Letter.  The commitment of the Värde Funds is subject to (i) the execution and delivery of the Merger Agreement, (ii) the satisfaction or waiver of the conditions to Parent and Merger Subsidiary’s obligations to effect the closing in the Merger Agreement and (iii) the substantially simultaneous closing of the Merger.

The Company is not a party to the Equity Commitment Letter but it is an express third party beneficiary and has the express right to specific performance of the equity financing.  Pursuant to the Merger Agreement, the Company may specifically enforce the Värde Funds’ obligations under the Equity Commitment Letter upon the occurrence of certain conditions, including the failure of Parent and Merger Subsidiary to effect the closing of the Merger.

The Equity Commitment Letter will terminate upon the earlier of (i) the closing of the Merger, (ii) a valid termination of the Merger Agreement, (iii) the funding of the aggregate commitment by the Värde Funds as contemplated by the Merger Agreement, (iv) the payment by the Värde Funds of their guaranteed obligations under the Limited Guarantee (as described below), (v) the assertion by the Company or any of its affiliates of any claim against the Värde Funds or their related parties (other than Parent or Merger Subsidiary) under the Equity Commitment Letter, the Merger Agreement, the Limited Guarantee or any of the transactions contemplated thereby, except for seeking a claim for specific performance of the equity financing or (vi) July 31, 2013.

The foregoing description of the Equity Commitment Letter is qualified in its entirety by reference to the Equity Commitment Letter, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Limited Guarantee

On December 20, 2012, the Värde Funds and the Company executed a limited guarantee (the “Limited Guarantee”) in favor of the Company.  Pursuant to the Limited Guarantee, the Värde Funds have guaranteed Parent’s obligation to pay a termination fee of $5.0 million and to reimburse the Company up to $1.0 million of expenses (the “Guaranteed Obligations”) under certain circumstances in connection with the termination of the Merger Agreement.

Under the terms of the Equity Commitment Letter and the Limited Guarantee, the Company is entitled to pursue specific performance of the equity financing and the payment of the Guaranteed Obligations; provided, however, that the Company will not be entitled to specific performance of the Merger Agreement, the Equity Commitment Letter or the Limited Guarantee after it has received payment of the Guaranteed Obligations and under no circumstances will the Company be entitled to receive both the grant of specific performance of the equity financing to consummate the Merger and the payment of the Guaranteed Obligations.

The Limited Guarantee will terminate upon the earlier of (i) the effective time of the Merger, (ii) a valid termination of the Merger Agreement, (iii) six months after the termination of the Merger Agreement by the Company in any circumstance under which the Parent would be required to make a payment of the Guaranteed Obligations or (iv) the payment of the Guaranteed Obligations; provided, however, if on the termination date of the Limited Guarantee, any proceeding to enforce the Limited Guarantee has been commenced or the Company has provided the Värde Funds with written notice of a claim under the Limited Guarantee, the Värde Funds’ obligations under the Limited Guarantee shall survive termination until such proceeding or claim is resolved.

The foregoing description of the Limited Guarantee is qualified in its entirety by reference to the Limited Guarantee, which is attached hereto as Exhibit 10.2, and is incorporated by reference herein.

Support Agreement

As of December 20, 2012, James T. Sartain, J. Bryan Baker, Jim W. Moore, Terry DeWitt, Mark Horrell, James Holmes, William P. Hendry, C. Ivan Wilson, Richard E. Bean, Dane Fulmer, Robert E. Garrison II, D. Michael Hunter and F. Clayton Miller collectively owned approximately 16.6% of the outstanding shares of the Company’s common stock.  Concurrently with the execution of the Merger Agreement, these stockholders (in their capacities as stockholders of the Company) entered into a support agreement (the “Support Agreement”) with Parent pursuant to which they each agreed to, among other things, vote their shares in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and the approval of any proposal to adjourn or postpone a meeting, if there are not sufficient votes for the adoption and approval of the Merger Agreement and the transactions contemplated thereby at the special meeting, and against certain other actions, proposals, transactions or agreements that would be detrimental to the consummation of the Merger.

The Support Agreement will terminate automatically upon the earlier of (i) the termination of the Merger Agreement, (ii) the effective time of the Merger, (iii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the stockholder pursuant to the Merger Agreement as in effect on the date of execution and (iv) the mutual written consent of all of the parties to the Support Agreement.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the Support Agreement, which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Separation Agreements

On December 20, 2012, the Company entered into separation agreements (the “Separation Agreements”) with each of Messrs. Baker, Greak and Moore (individually, an “Executive” and collectively, the “Executives”).  Each Separation Agreement shall become effective on the closing of the Merger, provided that the Executive remains employed by the Company through the closing.  Each Separation Agreement is also conditioned upon and shall become effective only upon the consummation of the transactions contemplated by the Merger Agreement.

Pursuant to the Separation Agreements, Mr. Baker’s employment with the Company will continue for six months following the closing of the Merger, Mr. Moore’s employment with the Company will continue for 90 days following the closing of the Merger and Mr. Greak’s employment with the Company will terminate effective as of the closing of the Merger; provided, however, that the Company and Mr. Baker may extend his period of employment for an additional period that is mutually agreed upon between the parties.  The Company and each of Messrs. Baker and Moore are entitled to terminate their employment under the Separation Agreements upon at least 30 days advance written notice.  Messrs. Baker and Moore are also entitled to their respective base salaries and employee benefits that were in effect immediately prior to the date of the Separation Agreements and the Company’s indemnification obligations to such executives shall continue during the period of their employment following the closing of the Merger.

Pursuant to the Separation Agreements, each of the Executives is entitled to severance compensation and other payments including, but not limited to, payment for (i) any accrued but unpaid wages or compensation owed to the Executive by the Company for periods ending on or prior to the termination date, (ii) any compensation and benefits under employee benefit plans and arrangements that have accrued to such Executive, including payment for any accrued and unused vacation as of the termination date and (iii) in a lump sum cash payment, the annual bonus amount such Executive would have been entitled to receive under the Company’s 2012 bonus plan had the termination date not occurred, to the extent not already paid to the Executive.  Messrs. Baker, Moore and Greak are also entitled to lump sum cash payments of $475,000, $540,000 and $275,000, respectively. If Messrs. Baker and Moore are terminated for reasons other than cause prior to the six month and ninety day anniversary, respectively, of the closing of the Merger, each such Executive will be entitled to an additional lump sum cash payment equal to the base salary that he would have received had he remained employed by the Company through such date. Each of the Executives will also cease to be an officer or director of the Company and its affiliates effective as of the Executive’s termination date.

In consideration of the foregoing severance payments (other than amounts described in paragraphs (i) and (ii) above), each of the Executives will be required execute a mutual release and waiver on or before such Executive’s termination date and the Company will also execute such release and waiver applicable to each Executive.  The Separation Agreements include, and each Executive’s severance payments are conditioned upon compliance with, a customary confidentiality covenant covering any non-public information concerning the Company and its affiliates that was acquired by the Executive during his course of employment and a customary non-solicitation provision covering any employee of the Company or its affiliates and any present supplier, contractor, partner or investor of the Company or any of its affiliates for a period of twelve months from and after such Executive’s termination date, subject to certain exceptions.

The foregoing description of the Separation Agreements is qualified in its entirety by reference to the Separation Agreements, which are attached hereto as Exhibits 10.4, 10.5 and 10.6, and are incorporated by reference herein.

Management Agreements

On December 20, 2012, Parent entered into management agreements (the “Management Agreements”) with each of Messrs. DeWitt, Horrell and Holmes (individually, a “Continuing Executive” and collectively, the “Continuing Executives”) setting forth the terms and conditions of each Continuing Executive’s employment after the closing of the Merger.  Each Management Agreement will become effective as of the closing of the Merger and remain in effect until the third anniversary of the closing date, unless earlier terminated in accordance with its terms.

The Management Agreements provide that, following the closing of the Merger, Mr. DeWitt will serve as a Senior Executive, Mr. Horrell as Chief Executive Officer and Mr. Holmes as a Senior Executive.  As compensation for such services, the Company will pay Messrs. DeWitt, Horrell and Holmes base salaries of $300,000 per year and each Continuing Executive will be eligible to receive an annual discretionary cash bonus and grants of equity compensation reserved for senior managers, subject to the terms and conditions of thereof, including an initial grant at the closing of the Merger equal to 1 2/3% of the total limited liability company interests of the Parent.

Each Management Agreement provides for termination of employment upon the occurrence of certain specified events including death, disability or for cause.  Upon termination for any reason, a Continuing Executive is entitled to (i) the base salary earned by him before the effective date of termination, (ii) any accrued, but unpaid, vacation benefits and (iii) any previously authorized but unreimbursed business expenses.  Upon a termination without cause or for good reason, or upon a termination of Continuing Executive’s employment at the expiration of such Continuing Executive’s Management Agreement, such Continuing Executive is also entitled to (i) a cash payment equal to 100% of his base salary and (ii) subject to certain conditions, a single sum cash payment equal to 140% of the aggregate premiums for six months of coverage under the Company’s group health plan.

The severance payments under each Management Agreement are conditioned upon such Continuing Executive’s compliance with a customary confidentiality covenant covering certain information concerning the

Company, a covenant not to compete during his employment with the Company or for a period of twelve months following the termination of his employment, a non-solicitation covenant effective during his employment and for a period of eighteen months following the termination of his employment and a non-disparagement covenant relating to the Company, its products, services or employees.

Retirement and Consulting Agreement

On December 20, 2012, Parent entered into a retirement and consulting agreement (the “Retirement Agreement”) with Mr. Sartain.  The Retirement Agreement shall become effective on the closing of the Merger, provided that Mr. Sartain remains employed by the Company through the closing.  The Retirement Agreement is also conditioned upon and shall become effective only upon the consummation of the transactions contemplated by the Merger Agreement.

Pursuant to the Retirement Agreement, Mr. Sartain’s employment with the Company and its affiliates will terminate as of the closing of the Merger and he will cease to be an officer or director of the Company and its affiliates effective as of the closing of the Merger. In connection with his termination, Mr. Sartain will be entitled to severance compensation and other payments including, but not limited to, payment for (i) any accrued but unpaid wages or compensation owed to him by the Company for periods ending prior to the termination date, (ii) any compensation or benefits under employee benefit plans and arrangements that have accrued to him, including the payment of approximately $77,000 for accrued and unused vacation, which shall be reduced for any vacation time used from January 1, 2013 through the termination date and (iii) in a lump sum cash payment, the annual bonus amount he would have been entitled to receive under the Company’s 2012 bonus plan had his termination date not occurred, to the extent not already paid, and (iv) a lump sum cash payment of $1.25 million.

In consideration of the foregoing severance payments (other than the amounts described in paragraphs (i) and (ii) above), Mr. Sartain will be required to execute a mutual release and waiver on or after the effective date of the Retirement Agreement and the Company will also execute such release and waiver.  The Retirement Agreement provides, and Mr. Sartain’s severance payments are conditioned upon compliance with, a customary confidentiality covenant covering any non-public information concerning the Company and its affiliates (including Värde) that was acquired by him during his course of employment (and consulting period) and a customary non-solicitation provision covering a period of twelve months from and after his termination date.

Pursuant to the Retirement Agreement, Mr. Sartain has also agreed to serve as a consultant to Värde from the closing of the Merger until the sixth month anniversary of the closing; provided, however, that Värde and Mr. Sartain may extend the consulting agreement in thirty day increments.  In exchange for a consulting fee of approximately $16,667 per month, Mr. Sartain has agreed to provide consulting services to Värde related to strategic matters and operations relating to the Company as requested by Värde and certain other matters.

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the Retirement Agreement, which is attached hereto as Exhibit 10.7, and is incorporated by reference herein.

Nature of Relationships with Varde

The Company has entered into various transactions with Varde and its affiliates which are primarily focused on distressed loan portfolios and similar investment opportunities.  These transactions are described in “Item 1. Business—Relationships with Other Investors in Acquisition Partnerships” in the Company’s Annual Report on Form 10-K filed on October 24, 2012, which description is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2012, the Compensation Committee (the “Committee”) of the Board took the following actions with regard to the compensation of the Company’s executive officers and directors.  The Committee recommended that the Board approve a bonus pool for executive officers of $3.75 million, subject to potential adjustments for impairments recorded in the Company’s financial statements for the year ending December 31, 2012.  In addition, the Committee recommended that the Company award the following bonuses to its executive officers for their services provided in 2012.

Name of Executive Officer	Amount of 2012 Cash Bonus
James T. Sartain	$1,150,000
Mark B. Horrell	$575,000
Terry R. DeWitt	$575,000
James C. Holmes	$575,000
Jim W. Moore	$400,000
J. Bryan Baker	$400,000
Joe S. Greak	$75,000

The Committee recommended that the Company pay 75% of these bonuses to the executive officers before December 31, 2012 and the remainder of the bonuses in accordance with ordinary practice after the delivery of the Company’s audited financial statements for the year ending December 31, 2012, subject to potential adjustments for impairments recorded in these financial statements.  The Committee further recommended that the Board approve the Management Agreements with Messrs. DeWitt, Horrell and Holmes, the Separation Agreements with Messrs. Baker, Greak and Moore and the Retirement Agreement with Mr. Sartain, as described herein.

Finally, the Committee recommended that the Board approve the payment of a $30,000 fee to each non-employee director that was not a member of the SRC for their services provided over the past twelve months and their services to be provided to the Company through the closing of the Merger.  The Committee recommended that $15,000 of this payment be paid prior to December 31, 2012, with the remainder to be paid to the directors prior to March 31, 2013.  In addition, the Committee determined that since no restricted stock would be issued to directors in 2013 it would recommend that each non-employee director of the Board be paid a $15,000 cash fee as compensation for his services for each calendar quarter during 2013.  Following the unanimous recommendation of the Committee of the approval of the compensation arrangements described herein, the full Board unanimously approved these compensation arrangements on December 20, 2012.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 20, 2012, by and among Hotspurs Holdings LLC, Hotspurs Acquisition Corporation and FirstCity Financial Corporation.

10.1

Equity Commitment Letter, dated as of December 20, 2012, by and among The Värde Fund X (Master) L.P., Värde Investment Partners, L.P., Värde Investment Partners (Offshore) Master, L.P., The Värde Fund VI-A, L.P. and Hotspurs Holdings LLC.

10.2

Limited Guarantee, dated as of December 20, 2012, by and among The Värde Fund X (Master) L.P., Värde Investment Partners, L.P., Värde Investment Partners (Offshore) Master, L.P., The Värde Fund VI-A, L.P. and FirstCity Financial Corporation.

10.3	Support Agreement, dated as of December 20, 2012, by and among Hotspurs Holdings LLC and certain stockholders of FirstCity Financial Corporation.

10.4	Separation Agreement, dated as of December 20, 2012, by and between Jim W. Moore and FirstCity Financial Corporation.

10.5	Separation Agreement, dated as of December 20, 2012, by and between J. Bryan Baker and FirstCity Financial Corporation.

10.6	Separation Agreement, dated as of December 20, 2012, by and between Joe S. Greak and FirstCity Financial Corporation.

10.7	Retirement and Consulting Agreement, dated as of December 20, 2012, by and between James T. Sartain and Värde Partners, Inc.

* The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K may include forward-looking statements that relate to the Company’s or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future and may be deemed to be forward-looking statements.  These statements are based upon management’s beliefs, assumptions and expectations, taking into account currently available information, and are subject to uncertainly and changes in circumstances.  These statements are not statements of historical fact.  Forward-looking statements involve risks, uncertainties and other factors which may cause actual results to differ materially from those expressed in any forward looking statements.  These factors include, but are not limited to, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (ii) the outcome of any legal proceedings that may be instituted against the Company and other persons following announcement of the Merger Agreement, (iii) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy the other conditions to the completion of the Merger, including the expiration or termination of the waiting period under the HSR Act, (iv) risks that the proposed transaction disrupts the Company’s current plans and operations and the potential difficulties in employee retention as a result of the Merger, (v) the ability to recognize the benefits of the Merger, (vi) the amount of costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger, (vii) legislative developments, (viii) changes in tax and other laws, and (ix) other risks to the consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.

The Company may also not be able to complete the proposed transaction on the terms described in this report, other acceptable terms or at all as a result of various other factors, including the risk factors and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including but not limited to its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.   Information in this Current Report on Form 8-K may be superseded by more recent information or statements, which may be disclosed in subsequent filings with the SEC or otherwise.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part, except as required under applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement and other materials with the SEC. The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on October 26, 2012 with respect to the 2012 Annual Meeting of Shareholders of the Company as well as other proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of the Company participants in the solicitation will be included in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Company’s website, www.fcfc.com, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to:

FirstCity Financial Corporation

Attn:  Corporate Secretary

P.O. Box 8216

Waco, Texas 76714-8216

Telephone:  (866) 652-1810

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: December 26, 2012	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 20, 2012, by and among Hotspurs Holdings LLC, Hotspurs Acquisition Corporation and FirstCity Financial Corporation.

10.1

Equity Commitment Letter, dated as of December 20, 2012, by and among The Värde Fund X (Master) L.P., Värde Investment Partners, L.P., Värde Investment Partners (Offshore) Master, L.P., The Värde Fund VI-A, L.P. and Hotspurs Holdings LLC.

10.2

Limited Guarantee, dated as of December 20, 2012, by and among The Värde Fund X (Master) L.P., Värde Investment Partners, L.P., Värde Investment Partners (Offshore) Master, L.P., The Värde Fund VI-A, L.P. and FirstCity Financial Corporation.

10.3	Support Agreement, dated as of December 20, 2012, by and among Hotspurs Holdings LLC and certain stockholders of FirstCity Financial Corporation.

10.4	Separation Agreement, dated as of December 20, 2012, by and between Jim W. Moore and FirstCity Financial Corporation.

10.5	Separation Agreement, dated as of December 20, 2012, by and between J. Bryan Baker and FirstCity Financial Corporation.

10.6	Separation Agreement, dated as of December 20, 2012, by and between Joe S. Greak and FirstCity Financial Corporation.

10.7	Retirement and Consulting Agreement, dated as of December 20, 2012, by and between James T. Sartain and Värde Partners, Inc.

* The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.